Exhibit 32

               Certificate Pursuant to Section 1350 of Chapter 63
                      Of Title 18 of the United States Code


     Each of the undersigned officers of Tootsie Roll Industries, Inc. certifies that (i) the Quarterly Report on Form 10-Q of Tootsie Roll Industries, Inc. for the quarterly period ended July 3, 2004 (the Form 10-Q) fully complies with the requirements of secton 13(a) or 15(d) of the Securities Exchange Act of 1934 and
(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Tootsie Roll Industries, Inc. and its subsidiaries.









Dated: Nov 11, 2004                   /S/MELVIN J GORDON
       ------------                   ------------------
                                     MELVIN J GORDON
                                     Chairman and Chief and
                                     Executive Officer



Dated: Nov 11, 2004                   /S/G HOWARD EMBER, JR.
       ------------                   ----------------------
                                     G. Howard Ember, Jr.
                                     V.P./Finance and
                                     Chief Financial Officer